Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan of our report dated September 10, 1997, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                              Ernst & Young LLP

Vienna, Virginia
February 19, 1998